UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On September 15, 2010, American Investment Life Holding Company (the “Company”) entered into an amendment (the “Amendment No. 1”) to the Credit Agreement, dated November 20, 2006, among the Company, Keybank National Association, as Administrative Agent,  the lender parties thereto and the other parties thereto (the “Credit Agreement”). Amendment No. 1 permits the Company to incur debt, to enter into specified types of convertible note hedge transactions and to satisfy the Company’s obligations with respect to such transactions, subject to the terms of Credit Agreement, as amended by Amendment No. 1. Amendment No. 1 is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On September 16, 2010, the Company announced the pricing of a private offering of $170 million principal amount of 3.50% Convertible Senior Notes due 2015 (the “Private Offering”). A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Private Offering, the Company has provided to potential investors a description of certain risk factors applicable to the Company and its business, which are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Amendment No. 1 to the Credit Agreement, dated September 15, 2010

99.1                           Press Release dated September 16, 2010, issued by American Equity Investment Life Holding Company

99.2                           Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to the Credit Agreement, dated September 15, 2010

99.1	Press Release dated September 16, 2010, issued by American Equity Investment Life Holding Company

99.2	Risk Factors